Exhibit 23.1

CHISHOLM, BIERWOLF & NILSON
Certified Public Accountants
A Limited Liability	533 W. 2600 S., Suite 250	Office (801) 292-8756
Partnership	Bountiful, Utah 84010	Fax (801) 292-8809

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use of our report dated January 12, 2007 with respect to the financial statements included in the filing of the Registration Statement (Form SB-2) of TexTechnoligies, Inc. for the fiscal year ended September 30, 2006.

/s/Chisholm, Bierwolf & Nilson
Chisholm, Bierwolf & Nilson, LLC
Bountiful, UT
January 30, 2007